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                                                                     Exhibit 4.1

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO A REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION.

                                PURCHASE WARRANT

                                   Issued to:
                          _____________________________

                             Exercisable to Purchase

                        _________ Shares of Common Stock

                                       of

                           SONUS PHARMACEUTICALS, INC.

                            Void after July __, 2008

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         This is to certify that, for the value described herein and subject to the terms and conditions set forth below, the Warrantholder is entitled to purchase, and the Company promises and agrees to sell and issue to the Warrantholder, at any time on or after July , 2003 (the "Effective Date"), pursuant to Section 3 hereof, up to _________ shares of the Company's Common Stock at the Exercise Price.

         This Warrant certificate is issued subject to the following terms and conditions:

         1. Definitions of Certain Terms. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

                  (a) "Common Stock" means the common stock, $0.001 par value, of the Company.

                  (b) "Company" means Sonus Pharmaceuticals, Inc., a Delaware corporation.

                  (c) "Effective Date" has the meaning set forth in the preamble to this Agreement.

                  (d) "Exercise Period" means the period of time commencing on the Effective Date and ending at 5 p.m. Pacific Time on the fifth anniversary of the Effective Date during the Exercise Period.

                  (e) "Exercise Price" means the price at which the Warrantholder may purchase one Share upon exercise of Warrants as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $4.09 per Share, which is equal to 115% of the purchase price per share of Common Stock paid by Warrantholder under the Securities Purchase Agreement.

                  (f) "Securities Act" means the Securities Act of 1933, as amended.

                  (g) "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of July 25, 2003 among the Company and the Investors referenced therein.

                  (h) "Share" or "Shares" refers to one or more shares of Common Stock issuable on exercise of the Warrant.

                  (i) "Warrant" means the warrant evidenced by this certificate or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.

                  (j) "Warrantholder" means a record holder of the Warrant or Shares. The initial Warrantholder is ____________________.

         2. Purchase of Warrant. Concurrently with the issuance hereof, the Warrantholder shall pay to the Company as consideration for the Warrant the sum of $0.125 per Share issuable upon exercise of the Warrant, or $________ in the aggregate.

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         3.       Exercise of Warrants. All or any part of the Warrant may be exercised during the Exercise Period by surrendering the Warrant, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, and delivery of payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Shares being purchased at the office of the Company, 22026 20th Avenue S.E., Bothell, Washington, 98021, Attention: President, or at such other office or agency as the Company may designate. The date on which such instructions and the Exercise Price are received by the Company shall be the date of exercise. Upon receipt of notice of exercise and the Exercise Price, the Company shall immediately instruct its transfer agent to prepare certificates for the Shares to be received by the Warrantholder and shall use commercially reasonable efforts to cause such certificates to be prepared and delivered to the Warrantholder in accordance with the Warrantholder's instructions within three business days after the date of exercise. If the Warrantholder shall provide the Company with an opinion of counsel to the effect that the legend set forth on the face of this Warrant is not required, such certificates shall not bear a legend with respect to the Securities Act.

         If fewer than all the Shares purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant certificate (dated the date hereof), in form and tenor similar to this Warrant certificate, evidencing that portion of the Warrant not exercised. The Shares to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Shares, as of the date of the payment of the Exercise Price.

         4. Adjustments in Certain Events. The number, class, and price of the Shares for which this Warrant is exercisable are subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of Shares for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of Shares for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this subsection 4(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this subsection 4(a).

                  (b) In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the holder of this Warrant will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of Shares obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment

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will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant, if not the Company, agrees to be bound by and comply with the provisions of this Warrant.

                  (c) When any adjustment is required to be made in the number of Shares or other securities or property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such Shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such Shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

                  (d) No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock in the over-the-counter market or the closing price on a national securities exchange on the day immediately prior to exercise.

                  (e) If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of such securities will be distributed to the Warrantholder or his assignee upon exercise of this Warrant as the Warrantholder or assignee would have been entitled to if the portion of the Warrant evidenced by this Warrant certificate had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this
Section 4 will also apply to the securities to which the Warrantholder or his assignee is entitled under this subsection 4(e).

                  (f) In the event (i) the Company establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or (ii) there occurs any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all of the assets of the Company or other change in the capital structure of the Company, the Company shall give to the holder hereof a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such merger, consolidation, reclassification, reorganization, sale, liquidation or other change in the capital structure of the Company is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such merger, consolidation, reclassification, reorganization, sale, liquidation or other change in the capital structure of the Company. Such written notice shall be given to the holder of this Warrant at least twenty (20) days prior to the date specified in such notice on which any such action is to be taken.

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         5.       Reservation of Shares. The Company agrees that the number of shares of Common Stock or other securities sufficient to provide for the exercise of the Warrant upon the basis set forth above will at all times during the term of the Warrant be reserved for exercise. If at any time the Company does not have a sufficient number of shares of Common Stock or other securities authorized to provide for the exercise of the Warrant, the Company shall take such actions as may be reasonably necessary to increase the number of authorized shares of Common Stock or other securities to provide for exercise of the Warrant.

         6. Validity of Shares. All Shares or other securities delivered upon the exercise of the Warrant will be duly and validly issued in accordance with their terms, and, in the case of capital stock, will, when issued and delivered in accordance with their terms against payment therefor as provided in the Warrant, be fully paid and nonassessable, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

         7. Restrictions on Transfer. This Warrant may not be sold, transferred, assigned or hypothecated except as permitted pursuant to Section
2.6 of the Securities Purchase Agreement. The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants.

         8. No Rights as a Stockholder. Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a stockholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its stockholders.

         9. Notice. Any notices required or permitted to be given under the terms of this Warrant must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five (5) days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications are:

         If to the Company:

                  Chief Financial Officer
                  Sonus Pharmaceuticals, Inc.
                  22026 20th Avenue S.E.
                  Bothell, Washington 98021
                  fax      (425) 489-0626

         If to a Warrantholder: to the address set forth immediately below the Warrantholder's name on the signature pages hereto.

Each party will provide written notice to the other parties of any change in its address.

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         10.      Applicable Law. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles thereunder.

         11. Entire Agreement. This Warrant, the exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

         12. Waiver; Consent. This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

         13. No Impairment. The Company will not, by amendment of its Charter or by any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder of this Warrant against impairment.

         14. Remedies. The Company stipulates that the remedies at law of the Warrantholder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not adequate and may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         15. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

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         IN WITNESS WHEREOF, the parties hereto have executed this Warrant effective as of the date set forth below.

         Dated as of July ___, 2003

         SONUS PHARMACEUTICALS, INC.

         By:  __________________________________
         Its: __________________________________

         Agreed and Accepted as of July ___, 2003

         [WARRANTHOLDER]

         By:  ___________________________________
         Its: ___________________________________

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                               NOTICE OF EXERCISE

To:      SONUS PHARMACEUTICALS, INC.

         The undersigned hereby elects to purchase ___________ shares of Common Stock (the "Shares") of Sonus Pharmaceuticals, Inc., a Delaware corporation (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price pursuant to the terms of the Warrant.

         Please issue certificates representing the Common Stock purchased hereunder in the names and in the denominations indicated below.

         Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Dated:______________________________________     _______________________________

No. Warrant Shares:_________________________     Name:__________________________

Print Name of
Stockholder:________________________________     Title:_________________________